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                              UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549

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                                FORM 8-K

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                             CURRENT REPORT
                   Pursuant to Section 13 or 15(d) of
                   the Securities Exchange Act of 1934
  Date of Report (Date of earliest event reported):  February 10, 2005

                            Adams Golf, Inc.
           (Exact Name of Registrant as Specified in Charter)

          Delaware                  000-24583            75-2320087
(State or Other Jurisdiction      (Commission          (IRS Employer
     of Incorporation)            File Number)      Identification No.)

                    300 Delaware Avenue, Suite 572
                      Wilmington, Delaware 19801
           (Address of Principal Executive Offices) (Zip Code)


                              (302) 427-5892
          Registrant's telephone number, including area code



     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [   ]     Written communications pursuant to Rule 425 under the
               Securities Act

     [   ]     Soliciting material pursuant to Rule 14a-12(b) under the
               Exchange Act

     [   ]     Pre-commencement communications pursuant to Rule 14d-2(b)
               under the Exchange Act

     [   ]     Pre-commencement communications pursuant to Rule 13e-4(c)
               under the Exchange Act

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Item 5.02 Departure of Directors or Principal Officers; Election of
          Directors; Appointment of Principal Officers Vacant Class
          II Position

     (d) On February 10, 2005, at a meeting of the Board of Directors of Adams Golf, Inc. (the "Corporation") Mr. Russell Fleischer was elected to the Board of Directors of the Corporation to fill the vacant Class II Director position, to serve in that capacity until the 2006 Annual Meeting of Stockholders. Mr. Fleischer was also appointed to the Audit Committee of the Corporation. Mr. Fleischer currently serves and will continue to serve as the Chief Executive Officer of TriSyn Group, a leading provider of software and services to the financial industry. Mr. Fleischer formerly served as the Corporation's Chief Financial Officer from November of 2000 to December of 2002. Mr. Fleischer also spent several years in senior roles at CheckFree Corporation, Dun & Bradstreet Software and several private equity backed technology companies. Mr. Fleischer received an MBA from Vanderbilt University and a BA from Johns Hopkins University.


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                                SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        ADAMS GOLF, INC.


Date:  February 15, 2005                By:  /s/  ERIC LOGAN
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                                           Eric Logan
                                           Chief Financial Officer